Exhibit 4.17

Forum Pacific Inc
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22F Citibank Tower 8741 Paseo de Roxas, Makati City, Philippines, Tel (632)
848-1075 Fax (632) 848-1137

                                                                   April 2, 2003

Donald J. Blackett

Baker & McKenzie, Barristers and Solicitors
Suite 2600 Bow Valley Square 3
255 - Fifth Avenue S.W., Calgary, Alberta

Canada T2P 3G8

                              By Fax: 403-444-9373

Dear Mr. Blackett,

                                Re: Due Diligence

We refer to your e-mail communications regarding the above, received today and under the powers delegated to me by our Stockholders and Board of Directors in this matter, I am pleased to confirm as follows:

      1. The extension of the Due Diligence to May 31, 2003, as suggested by your firm is hereby agreed to, together with corresponding extension of the Completion Date.

With best regards,


"signed"
Peter Salud

President and CEO

Conforme, for and on behalf of on behalf of Eastmark/Mullins Group By:


"signed"
William T. Mullins

Agreed


"signed"
Larry C. Youell
President
Tracer Petroleum Corporation